                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                  ARNAUD AJDLER
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

      Crescendo Partners II, L.P., Series Y ("Crescendo  Partners II"), together with the other participants named herein, is filing materials  contained in this
Schedule 14A with the Securities and Exchange  Commission  ("SEC") in connection with the  solicitation  of proxies  against a proposed  merger between The Topps
Company,  Inc. (the "Company") and a buyout group that includes Madison Dearborn
Partners, LLC and an investment firm controlled by Michael Eisner, which will be voted  on  at  a  meeting  of  the  Company's  stockholders  (the  "Stockholders
Meeting").  Crescendo  Partners II has not yet filed a proxy  statement with the
SEC with regard to the Stockholders Meeting.

      Item 1: On April 19, 2007,  Arnaud Ajdler, a director of the Company and a managing  director of Crescendo  Partners II,  delivered the following letter to the other members of the Company's Board of Directors:

April 19, 2007

BY EMAIL AND FACSIMILE

Board of Directors of The Topps Company, Inc.
c/o Mr. Steven Gartner
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019

Dear Fellow Members of the Board:

      I have reviewed the preliminary proxy statement (the "Merger Proxy") filed by The Topps  Company,  Inc.  ("Topps" or the  "Company") on April 17, 2007. The
fact that the Topps Board did not solicit comments from Timothy Brog, John Jones or me (the  "Objecting  Directors")  or even make  available to us drafts of the
Merger  Proxy  before  filing it with the SEC is  unjustifiable  and is  another example of the Topps Board's disregard for its stockholders' representatives and basic corporate governance.

      As a fiduciary,  it is therefore my duty to set forth for the stockholders the omitted part of the story,  which  certain  other members of the Topps Board apparently do not want the Company's stockholders to know.

      Set  forth  below are just a few of the many  "half-truths"  that you have presented in the Merger Proxy:

o  THE  HALF-TRUTH  REGARDING  BIDDER C: You do not make clear that at the April
   16, 2007 Board  meeting,  I was the  director who voted in favor of declaring
   Bidder C an "excluded party," a determination required by the Board under the
   Merger  Agreement  in  order  for the  Board  to  continue  negotiations  and discussions with a bidder following the end of the "go-shop" period. You also fail to mention in the Merger Proxy that I favored a declaration  of Bidder C as an "excluded party" for the following  reasons:  (1) the proposed purchase price  was $1  more  per  share,  (2) the  proposal  was  not  contingent  on financing,  (3) the  amount of  liquidity  in the  financial  system is at an unprecedented  level and it would be highly  unlikely that Bidder C would not get financing for this transaction,  (4) Bidder C made concessions  regarding the deal terms,  (5) this deal would be highly strategic for Bidder C and (6)
   there would be  potential  of creating  deal  tension  between the bidders to maximize stockholder value.

o  THE HALF-TRUTH  REGARDING THE RECOMMENDATION OF STRATEGIC  ALTERNATIVES:  You
   have made several  incomplete  statements  in the Merger Proxy  regarding the
   Objecting   Directors'  analysis  and  recommendations   regarding  strategic
   alternatives to maximize  stockholder value. First, you  mischaracterized the
   Objecting Directors'  recommendation of a special dividend over a large share buyback at a meeting of the Topps  Board.  You state in the Merger Proxy that

                                      -3-

   the Objecting  Directors  "unanimously  recommended  the payment of a special dividend because, among other things, in the second committee's view, `Topps'
   stock price is not materially  undervalued to its intrinsic  value,' and `the stock is not  particularly  cheap.'" What you  conveniently  fail to mention, however,  is  that  the  Objecting  Directors  expressly  stated  that  their valuation  considerations assumed the continued employment of certain members of senior  management.  If you had provided the complete story,  the quote of the Objecting  Directors in the Merger Proxy would have read something  like:
   "With  existing  senior  management in place,  the stock is not  particularly cheap and we therefore recommend the payment of a special dividend;  however, were certain members of senior management to be replaced,  the stock would be significantly  undervalued  and we would advocate a large share buyback." You fail to mention that on several occasions I recommended a large share buyback instead of a special  dividend were the Company to replace certain members of senior management.

   You also  conveniently fail to disclose that the most recent stock repurchase program  that was  approved by the Board - prior to the election of Mr. Brog,
   Mr. Jones and me - had a top price of $10.62 per share.  I do not  understand how  management  and the  Topps  Board on the one hand can  recommend  buying shares up to $10.62 per share,  but on the other hand approve the sale of the
   Company  at $9.75 per share as the  alternative  that  maximizes  stockholder value,  particularly  given  the  improvements  in  the  Company's  financial performance in the first three quarters of fiscal year 2007.

o  THE  HALF-TRUTH  REGARDING  MANAGEMENT'S  "ADJUSTED  CASE"  PROJECTIONS:  You
   conveniently  fail to mention in the Merger  Proxy that the  "adjusted  case"
   projections  prepared  by  management  and  used by  Lehman  Brothers  in its fairness analysis appeared for the first time only on January 25, 2007, after the $9.75 price had been  determined.  Before that time,  the Topps Board had seen and worked only with the "management" projections. Without the "adjusted case" projections which  significantly  reduced the "management"  projections previously provided to the Topps Board, the Proposed Merger would clearly not be within the range of fairness of the discounted cash flow analysis.

   If the Proposed  Merger is  consummated,  Madison  Dearborn and Tornante will stand to reap the  benefits of the  Company's  initial  strategic  turnaround results,  as opposed to the long-term  stockholders who have waited patiently through  years of poor  operating  and stock  performance  under the  current management team for the underlying value of their shares to be unlocked.

o  THE HALF-TRUTH  REGARDING THE COMPANY'S  SALE PROCESS:  In the days following the announcement of the Proposed Merger, a Company  spokeswoman made comments to the press  suggesting  that the Company had been actively  soliciting bids for the sale of the Company for the past two years.  The Company  spokeswoman was quoted in a news article as stating the following:

                                      -4-

      "Over the past two years,  with the assistance of Lehman Brothers Inc., we have examined all  opportunities  to deliver value to Topps  stockholders, and no other superior proposals have emerged in this time frame."

   I reiterate my belief  expressed in my March 14 letter to the Board that this statement is incomplete because it gives the incorrect  impression that Topps was shopped or that alternative proposals were solicited before entering into a merger agreement at $9.75. The Merger Proxy indicates that the Company only talked to 3  financial  buyers  (Bidder  A,  Bidder B, and  Tornante)  before entering into a deal with Tornante. The Merger Proxy also makes it clear that
   Topps never  approached  Bidder C, its main competitor for its  entertainment division,  to see if it had an  interest  in buying the  Company.  The Merger
   Proxy also does not mention that Bidder C had expressed  interest in pursuing a transaction  with Topps even before the  announcement of a transaction with
   Madison Dearborn and Tornante.

o  THE HALF-TRUTH  REGARDING MY OPPOSITION TO THE PROPOSED MERGER:  You continue to  mischaracterize  my opposition to the Proposed  Merger.  The Merger Proxy states that "Messrs. Brog and Ajdler indicated, among other things, that they opposed the transaction  because there was not, in their view, a full auction of the Company." You  conveniently  omit that my opposition to the deal first and foremost stems from the fact that the price is  inadequate.  At a mere 3%
   premium based on the average  closing prices of the 20 trading days preceding the signing of the Merger Agreement,  this buyout is not in the best interest of the Company's stockholders and it does not maximize stockholder value.

I reiterate  my position  that the existing  Proposed  Merger is not in the best
interest  of  the   Company's   stockholders   because  the  per  share   merger
consideration  is wholly  inadequate and does not provide full and fair value to the Company's stockholders.

                                          Regards,

                                          /s/ Arnaud Ajdler
                                          --------------------------------------
                                          Arnaud Ajdler

                                      -5-

                  CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

        Crescendo  Partners  II,  L.P.,  Series  Y  ("Crescendo  Partners  II"),
together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and an  accompanying  proxy card to be used to solicit votes in connection  with the solicitation of proxies against a proposed merger between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a meeting of the Company's stockholders.

        CRESCENDO  PARTNERS II ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ
THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME  AVAILABLE  BECAUSE
THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE
AT NO  CHARGE  ON THE SEC'S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATION  WILL  PROVIDE  COPIES  OF  THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC., BY CALLING (800)
628-8532.

        The participants in the proxy  solicitation  are Crescendo  Partners II,
L.P.,  Series Y, a  Delaware  limited  partnership  ("Crescendo  Partners  II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo  Advisors LLC, a Delaware limited liability company
("Crescendo Advisors"), Eric Rosenfeld and Arnaud Ajdler (the "Participants").

        Crescendo Partners II beneficially owns 2,547,700 shares of Common Stock of the  Company.  As the general  partner of Crescendo  Partners  II,  Crescendo
Investments  II may be deemed to  beneficially  own the 2,547,700  shares of the
Company   beneficially  owned  by  Crescendo  Partners  II.  Crescendo  Advisors beneficially  owns 100 shares of the Company.  Eric  Rosenfeld  may be deemed to beneficially own 2,547,900 shares of the Company,  consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld JTWROS,  2,547,700 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Investments  II  and  100  shares  Mr.  Rosenfeld  may be  deemed  to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Advisors.

      Mr. Ajdler beneficially owns 2,301 shares of the Company.

                                      -6-